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                                  EXHIBIT 10.17

                                 PROMISSORY NOTE

                                                                Phoenix, Arizona
$720,000.00
                                                            September 25th, 2002

         FOR VALUE RECEIVED, GLENDALE CONDOMINIUMS, LLC, AN ARIZONA LIMITED LIABILITY COMPANY ("Borrower"), promises and agrees to pay to NATIONAL BANK OF ARIZONA, A NATIONAL BANKING ASSOCIATION ("Lender"), or order, the principal sum of SEVEN HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($720,000.00) ("Loan Amount") with interest on the unpaid principal balance from the date hereof, until paid, at the interest rate that from time to time is applicable.

         Principal, interest and all other sums payable hereunder (the "Loan") must be paid in lawful money of the United States of America, as follows:

                  a. All principal and interest must be paid in full on or before the date twenty-four months from the date of this Note ("Maturity").

                  b. Commencing September 25th, 2002, and on the 1st day of each month thereafter until Maturity, Borrower shall pay to Lender monthly installments of all accrued interest. The rate at which interest shall accrue on the outstanding principal balance is subject to change from time to time based on changes in an independent index (the "Index") which is the Prime Rate as published in the Western Edition of The Wall Street Journal. When a range of rates has been published, the higher of the rates will be used. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable at any time the principal balance of this Note remains outstanding, the Lender may designate a substitute Index upon written notice to Borrower. Lender will inform Borrower of the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than once each day. The Index currently is 4.75% per annum. The interest rate to be applied to the unpaid principal balance of this Note shall be a rate of 2.00 percentage points over the Index, resulting in an initial rate of 7.00 % per annum, but shall not be less than 7.00%.

                  c. Commencing on the first day of the twelfth month after the date of this Note and continuing on or before the first day of each three-month interval thereafter, Borrower shall pay to Lender aggregate quarterly principal reductions in the amount of $144,000.00 each. Any principal prepayments received by Lender (whether from releases or otherwise) will be credited toward the next-scheduled quarterly principal reduction.

                  d. In the event of a default, interest shall accrue at the rate of the greater of (i) eighteen percent (18%) per annum, or
         (ii) 4.0 percentage points over the Index ("Default Interest Rate").
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                  e.       Interest shall be computed on a 365/360 simple
         interest basis; i.e., interest shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

         Payments shall be made to 3101 North Central Avenue, Suite 150, P. 0. Box 80440, Phoenix, Arizona 85060-0440, or to such other address as Lender from time to time may designate in writing to Borrower.

                  1. APPLICATION OF PAYMENTS. Each amount received by Lender will be applied to the following items in the following order, or as Lender may otherwise elect if Borrower is then in default under this Note, under the Loan Agreement, or under any loan document signed or delivered by Borrower in connection with this Note ("Loan Document"):

                  (a) any amount due and unpaid under this Note, or under any Loan Document, other than a monthly interest payment;

                  (b)      any due and unpaid interest;

                  (c)      then, to unpaid principal.

                  2. LATE CHARGES. Time is of the essence of payment. If Borrower fails to make any monthly interest payment, to pay any other amount due hereunder or to perform any other obligation in the Loan Agreement or any of the Loan Documents, on or before ten (10) days after its due date and on or before the expiration of any other applicable grace period, if any, Borrower shall pay a charge not to exceed ten percent (10%) of the late payment. The assessment or collection by Lender of any such charge shall be without prejudice to Lender's rights under Paragraph 4 of this Note.

                  3. DISHONOREDJTEM FEES. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

                  4. DEFAULT. If Borrower fails to make any monthly payment within ten days after its due date, or fails to pay any other amount due or perform any other obligation in the Loan Agreement or any of the Loan Documents, and on or before the expiration of the applicable grace period, if any, then, for any of those events, the remaining principal balance, in Lender's sole discretion and without notice, shall immediately become due and payable. Thereafter, the unpaid principal balance, together with all accrued and unpaid interest, and any other amounts payable hereunder and under the Loan Documents, shall bear interest at the Default Interest Rate. The Default Interest Rate shall be in effect only during the time any default remains uncured by Borrower. All amounts not paid when due, whether or not as a result of acceleration of the unpaid principal balance, and whether or not Lender has notified Borrower of the occurrence of an Event of Default, shall bear interest at the Default Interest Rate, and at such time as judgment is obtained for any amounts owing under this Note or under any of the Loan Documents, interest shall continue to accrue on the amount of the judgment, until it is paid, at the Default Interest Rate. If any default, other than a default in payment, is curable and if Borrower has not been given a written notice of breach of the same provision of this Note within the preceding six (6)

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months, it may be cured (and no event of default shall have occurred) if
Borrower, after receiving written notice from Lender demanding cure of such default (i) cures the default within thirty (30) days; or (ii) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

                  5. PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date hereof and will not be subject to refund upon early payment (whether voluntary or as a result of default). Subject to the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Unless agreed to by Borrower in writing, early payments will not relieve Borrower of its obligation to continue to make payments of accrued unpaid interest, rather, they will reduce the principal balance due.

                  6. RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), and all accounts Borrower may open in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts. This right of setoff does not apply to the Guarantors of this Note, or any of Guarantors' subsidiaries other than Borrower.

                  7.       ARBITRATION DISCLOSURES:

1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

2. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

3.   DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

4. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

6. ARBITRATION WILL APPLY TO ALL DISPUTES BETWEEN THE PARTIES, NOT JUST THOSE CONCERNING THE AGREEMENT.

7. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

         (a) Any claim or controversy ("Dispute") between or among the parties and their employees, agents, affiliates, and assigns, including, but not limited to, Disputes arising out of or relating to this agreement, this arbitration provision ("arbitration clause"), or any related

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agreements or instruments relating hereto or delivered in connection herewith
("Related Agreements"), and including, but not limited to, a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this agreement or Related Agreements. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties.

         (b) The arbitration proceedings shall be conducted in a city mutually agreed by the parties. Absent such an agreement, arbitration will be conducted In Phoenix, Arizona or such other place as may be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award Issued within 150 days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this agreement, this arbitration clause, or Related Agreements, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim arising out of the same transaction involving another party to that transaction that is bound by an arbitration clause with Lender, such as borrowers, guarantors. sureties, and owners of collateral; and (2) consolidate or administer multiple arbitration claims or controversies as a class action in accordance with Rule 23 of the Federal Rules of Civil Procedure.

         (c) The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

         (d) Judgment upon an arbitration award may be entered in any court having jurisdiction subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000.00); if the award exceeds that limit,

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either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made with that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

         (e) No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or after initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator. If any party desires to arbitrate a Dispute asserted against such party in a complaint, counterclaim, cross-claim, or third-party complaint thereto, or in an answer or other reply to any such pleading, such party must make an appropriate motion to the trial court seeking to compel arbitration, which motion must be filed with the court within 45 days of service of the pleading, or amendment thereto, setting forth such Dispute. If arbitration is compelled after commencement of litigation of a Dispute, the party obtaining an order compelling arbitration shall commence arbitration and pay the Administrator's filing fees and costs within 45 days of entry of such order. Failure to do so shall constitute an agreement to proceed with litigation and waiver of the right to arbitrate. In any arbitration commenced by a consumer regarding a consumer Dispute, Lender shall pay one half of the Administrator's filing fee, up to $250.

         (f) Notwithstanding the applicability of any other law to this agreement, the arbitration clause, or Related Agreements between or among the parties, the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., shall apply to the construction and interpretation of this arbitration clause. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

                  8.       MISCELLANEOUS.

         (a) Borrower and any endorsers and guarantors of this Note jointly and severally waive diligence, demand, presentment for payment, protest and notice of non-payment and of protest, notice of default, notice of acceleration, and all other notices or demands of any kind. They jointly and severally consent, without notice to them and without release of their liability, to extensions or accommodations given by Lender, to the release, or exchange of any security or any Loan Document, and to the release, in whole or in part, of any other Borrower, endorser, or guarantor. They each agree to make payment without Lender's prior resort to any security or against any other Borrower or endorser.

         (b) Borrower and any endorsers and guarantors of this Note jointly and severally agree to pay all costs of collection. Costs of collection include, without limitation, reasonable attorneys' fees if this Note is placed in the hands of attorneys for collection, whether or not suit is brought,

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and any fees incurred in the United States Bankruptcy Court, together with all court costs and other expenses incurred in the prosecution of suit, or any claim in the United States Bankruptcy Court.

         (c) Notwithstanding any provision herein or in any document or instrument now or hereinafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed, or hereafter imposed if those limits are higher, by applicable Arizona laws. This
Note is governed by and is to be construed according to Arizona law.

         (d) Lender's failure to exercise any option hereunder shall not constitute a waiver of the right to exercise that option in the event of any subsequent default, or in the event of continuance of any existing default.

         (e) Any notice to Borrower provided for in this Note shall be deemed given when it is deposited in the United States mail, postage prepaid, addressed to Borrower, at the address shown below the Lender's signature, or to such other address as Borrower may designate by notice to Lender.

         (f) Lender, at its option, may extend the time for payment of the indebtedness or reduce payments thereon or accept a renewal note or notes therefore. Any such extension, reduction or renewal shall not release the undersigned or any endorser or guarantor from any liability hereunder.

         (g) Nothing contained herein shall be deemed or construed to constitute Borrower and Lender or any other Lender or payee partners or joint venturers. The only relationship between Borrower and Lender or any other holder or payee is that of debtor and creditor.

         (h) The indebtedness evidenced by this Note is secured by, among other documents, a Deed of Trust, Security Agreement and Assignment of Rents dated the same date as this Note. The Deed of Trust sets forth additional rights as to acceleration of the principal balance of this Note.

Dated as set forth above.

                               GLENDALE CONDOMINIUMS, LLC,
                               an Arizona limited liability company

                               By:   45th/47th  Ave. & Glendale, L.L.C.,
                                     an Arizona limited liability company
                                     Its Manager/Member

                                     By:  Great Western Land & Recreation, Inc.,
                                          A Delaware corporation
                                          Its Member

                                          By: /s/ William Szilagyi
                                             -----------------------------------
                                             Its: Senior Vice President

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                               By: /s/ Kemp Biddulph
                                   ---------------------------------------------
                                   Kemp Biddulph, as Trustee of the Biddulph
                                   Revocable Trust dated May 6, 1983, as amended Its Member

                               By: /s/ Roger Hagadorn
                                   ------------------------------------
                                   Roger Hagadorn
                                   Its Member

ADDRESS FOR NOTICES:

5115 North Scottsdale Road, Suite 101
Scottsdale, Arizona 85250

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